Exhibit 99.1

4Front Ventures Reports Second Quarter 2021 Financial Results and Provides Business Update

Systemwide Pro Forma Revenue1 of $34.4 million compared to $31.4 million in Q1 2021, an increase of 85% year over year and 10% over Q1 2021

Q2 2021 Adjusted EBITDA increased 27% sequentially to $7.5 million as compared to Q1 2021, representing an Adjusted EBITDA margin of 22%

Navy Capital committed to lead financing of proposed accretive acquisition in core market

Reiterated FY2021 guidance for Systemwide Pro Forma Revenue of $170-180 million and Adjusted EBITDA of $40-50 million

The Company's existing licensed projects at maturity represent a long-term revenue and EBITDA opportunity upwards of $650 million and $250 million

Conference call to be held today, August 16, 2021 at 5:00 p.m. ET

PHOENIX, Ariz., Aug. 16, 2021 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company"), a vertically integrated, multi-state cannabis operator and retailer, today announced its financial results for the second quarter ended June 30, 2021 ("Q2 2021"). All financial information is presented in U.S. dollars unless otherwise indicated.

Q2 2021 Financial Results Highlights

•	Systemwide Pro Forma Revenue of $34.4 million compared to $31.4 million in Q1 2021, an increase of 85% year over year and 10% over Q1 2021
•	GAAP-reported revenue of $27.1 million compared to $23.0 million in Q1 2021, an increase of 114% year over year and 18% over Q1 2021
•	Adjusted EBITDA increased 27% to $7.5 million compared to $5.9 million in Q1 2021, representing an Adjusted EBITDA margin of 22% as compared to an Adjusted EBITDA margin of 19% in Q1 2021

[1] See "Note Regarding Non-GAAP Measures, Reconciliation, and Discussion" below for more information regarding non-GAAP measures referred to herein: Systemwide Pro Forma Revenue and Adjusted EBITDA

Operational Highlights

•	Strong performance in sales and product adoption across retail locations, exceeding all internal projections; positive momentum continues in Q3
•	California
•	The Company's state-of-the-art 170,000 square foot production facility in Commerce, California is complete, and is in the final stages of licensure
•	Illinois
•	The Company closed the first phase of its multiphase expansion project of an up to 558,000 square foot new cultivation and production facility in Matteson, Illinois
•	Official groundbreaking, press conference and celebratory ceremony will be held at 10:00 a.m. ET on Tuesday, August 17. Construction will begin in Q3 2021 and is expected to be completed in Q4 2022. The facility is expected to be operational in Q1 2023.
•	Massachusetts
•	The Company received all final approvals to open and operate its third adult-use dispensary in Massachusetts in the Town of Brookline
•	Mission Brookline will open its doors on Saturday, August 21 and will be serving adults 21 years and older in the Allston Innovation Corridor, a vibrant community within the wider Boston University and Boston metropolitan area

Management Commentary

"In the second quarter we continued to build on the strong momentum that began last year," said Leo Gontmakher, Chief Executive Officer of 4Front. "Following the initiation of adult use sales in Massachusetts and the enthusiastic reception of our Calumet City, Illinois dispensary in late 2020, our steady growth quarter over quarter shows that our strategy of replicating low-cost production methods can rapidly scale in the most attractive markets in the country."

"We are already off to a great start for the third quarter. With our manufacturing facility in Commerce, California complete and pending its final approvals, we are spring loaded to provide our suite of high-quality, branded products to licensed dispensaries throughout the State, and we fully expect it will soon become the premier multi-product manufacturer in the country due to its scale and efficiencies," Mr. Gontmakher added. "We also recently announced the closing of the first phase of our highly-anticipated cultivation and production facility in Matteson, Illinois, and are thrilled to officially break ground tomorrow, with the first phase anticipated to be completed in Q4 of 2022, and be operational in Q1 of 2023. The opening of our Mission dispensary in Brookline, Massachusetts will mark our third adult-use dispensary in the State, expanding our footprint as we continue to bring our high standards, low-cost cultivation and efficient production methodologies to Massachusetts."

Mr. Gontmakher concluded, "We are seeing a marked uptick in merger activity across the industry and with it an appreciation of the advantage of low-cost, scaled operations across a compelling asset base which we believe highlights the advantages of a company like 4Front. Additionally, we are thrilled that Navy Capital is continuing its support of us by providing us with a term sheet to lead the financing of a proposed accretive acquisition to strengthen our position in a key market as the pace of consolidation picks up. To that end, as CEO, I am more confident than ever in our strategy, fundamentals, asset base, and current growth ramp of our business as we look ahead to 2022."

Business Updates and Developments

Systemwide pro forma revenue increased 10% to $34.4 million in Q2 2021, compared to $31.4 million in Q1 2021. Retail sales and product adoption continue to exceed internal expectations. The increase in revenue was primarily due to strong sales in Massachusetts and Illinois, and all retail locations across the portfolio continued to perform above our expectations, a trend that has continued into Q3.

Q2 2021 Adjusted EBITDA grew 27% sequentially to $7.5 million, up from $5.9 million in Q1 2021, representing an Adjusted EBITDA margin of 22% as compared to an Adjusted EBITDA margin of 19% in Q1 2021. The favorable changes were largely due to higher dispensary sales overall, a greater proportion of retail sales coming from the Company's internally produced products, and reductions in cost per gram in the Company's Illinois cultivation facility following the expansion completed last quarter.

4Front has received a capital commitment from Navy Capital to lead in the financing of a proposed accretive acquisition. The Company is moving toward signing a definitive acquisition agreement to significantly bolster presence in a core market, and has executed a term sheet with Navy Capital with respect to a convertible debt financing in connection with the funding requirements to complete the acquisition.  Once closed, which will be subject to the execution of definitive agreements and satisfaction of regulatory and other conditions, management believes this acquisition would solidify the Company's scaled position in this core market and would be accretive to EBITDA.

The Company's fully-funded, state-of-the-art 170,000 square foot manufacturing facility in Commerce, California is now complete and is awaiting final local approval for its Certificate of Occupancy. The Company's manufactured products will be sold to licensed dispensaries in California, and the first suite of available products will include gummies, hard candy, caramels, fruit chews, mints, capsules, tinctures, vapes and infused pre-rolls, including favorites like Marmas™, Pebbles™, Chewees™, Hi-Burst™, Verdure™ and Terp Stix™. The Company's partnership with Nabis, a leading distributor of cannabis products to more than 750 dispensaries in California, covering 99% of licensed retailers in the state, will ensure statewide distribution to retail locations on day one of production. The Company has also deepened its relationship with Nabis with their commitment to lease 20,000 square feet of the facility enabling retail products to dovetail seamlessly and efficiently into inventory for distribution.

Nominal delays experienced during the local regulatory approval process are not expected to materially affect stated guidance for fiscal year 2021.

The Company's third Massachusetts Mission Dispensary has been approved and will open in Brookline this week. The Company received its Certificate of Occupancy and approval to operate from the Town of Brookline and received a commencement letter and unanimous approval from the Massachusetts Cannabis Control Commission to operate in the State. The Company's new storefront is located in one of the largest towns in New England that is also a highly desirable place to live, due to its proximity to job opportunities, public transportation, school systems, and livable neighborhoods that balance green space, historic preservation and outstanding commercial services. Mission Brookline opens on Saturday, August 21, and will offer adults 21 years and older the Company's existing suite of products such as Funky Monkey™, Legends™, Marmas™, Crystal Clear™ and Hi-Burst™, which have been widely embraced in Massachusetts, Washington and Illinois. The new storefront will also carry a full line of consumer-demanded flower, extracts, edibles, vaporizers, cartridges, batteries, ancillary products and merchandise.

In Illinois, the development of our new cultivation and production facility in Matteson continues as scheduled, with the recent closing of the first phase announced earlier this month. Construction of the first phase, a 250,000 square foot building with 65,000 square feet of flowering canopy and approximately 70,000 square feet of manufacturing space is expected to begin imminently and is anticipated to be completed in Q4 2022. The Company plans to use the facility to produce the Company's more than 20 in-house brands and 2,000 products, which will be offered to Illinois customers at an accessible price point at its Mission Dispensaries and partner dispensaries across Illinois. The facility is also expected to produce a variety of white-labeled products such as flower, concentrates, edibles, tinctures, gel capsules and other manufactured products for other multi-state operators, cannabis businesses and brands. The full expansion of the facility, if realized, is anticipated to encompass 558,000 square feet to help meet demand in the fast-growing Illinois cannabis market. Phase one of the facility is expected to begin operations in Q1 2023.

Conference Call

The Company will host a conference call and webcast today, Monday, August 16, 2021, at 5:00 p.m. ET to review its operational and financial results and provide an update on current business trends.

To join the call, dial 1-877-407-0792 toll free from the United States or Canada or 1-201-689-8263 if dialing from outside those countries. The webcast can be accessed at this link.

The call will be available for replay until Monday, August 23, 2021. To access the telephone replay, dial 1-844-512-2921 toll free from the United States and Canada, or 1-412-317-6671 if dialing from outside those countries, and use this replay pin number: 13721930.

About 4Front Ventures Corp.

4Front Ventures Corp. ("4Front" or the "Company") (CSE: FFNT) (OTCQX: FFNTF) is a national, vertically integrated multi-state cannabis operator who owns or manages operations and facilities in strategic medical and adult-use cannabis markets, including California, Illinois, Massachusetts, Michigan and Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and nearly 2,000 unique product lines, which are strategically distributed through its fully owned and operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit www.4frontventures.com.

Financial Statements

4FRONT VENTURES CORP.
Formerly 4Front Holdings, LLC
Consolidated Balance Sheets
As of June 30, 2021 and December 31, 2020

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$11,563	$18,932
Accounts receivable	917	437
Other receivables	583	1,341
Current portion of lease receivables	3,540	3,450
Inventory	22,600	18,037
Current portion of notes receivable	235	264
Prepaid expenses	2,225	2,275
Total current assets	41,663	44,736
Property and equipment, net	44,270	33,618
Notes receivable and accrued interest	-	91
Lease receivables	7,156	7,595
Intangible assets, net	27,524	28,790
Goodwill	23,155	23,155
Right-of-use assets	60,701	62,466
Deposits	4,295	4,305
TOTAL ASSETS	$208,764	$204,756

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable	$5,484	$4,722
Accrued expenses and other current liabilities	5,569	6,427
Taxes payable	16,665	11,502
Derivative liability	7,223	5,807
Current portion of convertible notes	2,420	1,652
Current portion of lease liability	1,127	1,909
Current portion of contingent consideration payable	3,316	2,393
Current portion of notes payable and accrued interest	4,119	3,372
Total current liabilities	45,923	37,784
Convertible notes	-	14,722
Notes payable and accrued interest from related party	46,843	45,362
Long term notes payable	1,819	1,907
Long term accounts payable	1,600	1,600
Contingent consideration payable	-	3,103
Deferred tax liability	7,162	6,530
Lease liability	51,849	51,545
TOTAL LIABILITIES	155,196	162,553
SHAREHOLDERS' EQUITY (DEFICIENCY)
Equity attributable to 4Front Ventures Corp.	273,875	250,583
Additional paid-in capital	47,491	42,116
Deficit	(267,860)	(250,548)
Total 4Front Ventures Corp. shareholders' equity	53,506	42,151
Non-controlling interest	62	52
TOTAL SHAREHOLDERS' EQUITY	53,568	42,203
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$208,764	$204,756

4FRONT VENTURES CORP.
Formerly 4Front Holdings, LLC
Consolidated Statements of Operations and Comprehensive Loss
For the Three and Six Months Ended June 30, 2021 and June 30, 2020

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
REVENUE
Revenue from sale of goods	$24,452	$9,967	$44,532	$19,722
Real estate income	2,669	2,734	5,559	5,631
Total revenues	27,121	12,701	50,091	25,353
Cost of goods sold	(10,816)	(8,046)	(19,941)	(12,695)
Gross profit	16,305	4,655	30,150	12,658
OPERATING EXPENSES
Selling and marketing expenses	6,714	5,488	11,871	12,304
General and administrative expenses	5,083	3,073	10,248	8,181
Equity based compensation	2,979	1,048	5,375	2,275
Depreciation and amortization	861	975	1,635	1,888
Total operating expenses	15,637	10,584	29,129	24,648
Income (Loss) from operations	668	(5,929)	1,021	(11,990)
Other income (expense)
Interest income	8	8	11	64
Interest expense	(2,901)	(4,877)	(5,362)	(7,013)
Amortization of loan discount upon conversion of debt to equity	-	-	(2,915)	-
Change in fair value of derivative liability	(311)	-	(2,843)	-
Other income	-	2,682	-	2,719
Loss on lease termination	(331)	-	(1,210)	-
Total other income (expense)	(3,535)	(2,187)	(12,319)	(4,230)
Net loss before income taxes	(2,867)	(8,116)	(11,298)	(16,220)
Income tax expense	(3,351)	(2,373)	(6,004)	(2,923)
Net loss from continuing operations, net of taxes	(6,218)	(10,489)	(17,302)	(19,143)
Net income from discontinued operations, net of taxes	-	9,840	-	10,712
Net loss	(6,218)	(649)	(17,302)	(8,431)
Net loss attributable to non-controlling interest	5	(38)	10	(26)
Net loss attributable to shareholders	$(6,223)	$(611)	$(17,312)	$(8,405)
Basic and diluted loss per share	$(0.01)	$(0.00)	$(0.03)	$(0.02)
Weighted average number of shares outstanding, basic and diluted	587,218,794	506,379,437	573,108,183	518,950,529

Note Regarding Non-GAAP Measures, Reconciliation, and Discussion

In this press release, 4Front refers to certain non-GAAP financial measures such as Systemwide Pro Forma Revenue and Adjusted EBITDA. These measures do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other issuers.

4Front defines Systemwide Pro Forma Revenue as total revenue plus revenue from entities with which the Company has a management contract, or effectively similar relationship (net of any management fee or effectively similar revenue) but does not consolidate the financial results of per U.S. GAAP ASC 810. 4Front considers this measure to be an appropriate indicator of the growth and scope of the business.

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization less share-based compensation expense and one-time charges related to acquisition, financing related costs and other non-recurring expenses. 4Front considers this measure to be an important indicator of the financial strength and performance of our business.

Systemwide Pro Forma Revenue Reconciliation for the Three Months Ended June 30, 2021

Revenue (GAAP)	$27,121
Less: Real Estate Income	2,669
Plus: Systemwide Revenue Adjustment	9,927
Systemwide Pro Forma Revenue (non-GAAP)	$34,379

This news release was prepared by management of 4Front Ventures. The Canadian Securities Exchange ("CSE") has not reviewed and does not accept responsibility for the adequacy of this news release. Neither the CSE nor its Regulation Services Provider (as that term is defined in the policies of the CSE) accepts responsibility for the adequacy or accuracy of this release.

This news release does not constitute an offer to sell or a solicitation of an offer to sell any of the securities in the United States.

Forward Looking Statements

Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed here and elsewhere in 4Front Ventures' periodic filings with securities regulators. When used in this news release, words such as "will, could, plan, estimate, expect, intend, may, potential, believe, should," and similar expressions, are forward-looking statements.

Forward-looking statements may include, without limitation, statements related to future developments and the business and operations of 4Front Ventures, statements regarding when or if transactions will close or required conditions to closing will be attained, statements regarding future financial performance of the Company, statements regarding commencement and completion of construction of facilities and distribution of product, the availability of financing, the accretive nature of transactions, the ability to enter into definitive agreements for funding and acquisition opportunities, the impact of the transactions on the current and future business of 4Front and other statements regarding future developments of the business. Although 4Front Ventures has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those contained in the forward-looking statements, there can be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended, including, but not limited to: dependence on entering into definitive agreements and satisfying closing conditions, obtaining regulatory approvals; and engagement in activities currently considered illegal under U.S. federal laws; change in laws; limited operating history; reliance on management; the impact of Covid-19; requirements for additional financing; competition; hindering market growth and state adoption due to inconsistent public opinion and perception of the medical-use and adult-use marijuana industry; and regulatory or political change.

There can be no assurance that such information will prove to be accurate or that management's expectations or estimates of future developments, circumstances or results will materialize. As a result of these risks and uncertainties, the results or events predicted in these forward-looking statements may differ materially from actual results or events.

Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this news release are made as of the date of this release. 4Front Ventures disclaims any intention or obligation to update or revise such information, except as required by applicable law, and 4Front Ventures does not assume any liability for disclosure relating to any other company mentioned herein.

SOURCE 4Front

For further information: 4Front Investor Contacts, Andrew Thut, Chief Investment Officer and Interim Chief Financial Officer, IR@4frontventures.com, 602-633-3067; Brian Pinkston, MATTIO Communications, brian@mattio.com, 703-926-9159; 4Front Media Contacts, Ellen Mellody, MATTIO Communications, ellen@mattio.com, 570-209-2947